                                EXHIBIT (8)(m)


                         PARTICIPATION AGREEMENT AMONG
                  TRANSAMERICA VARIABLE INSURANCE FUND, INC.
                TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                        AND PFL LIFE INSURANCE COMPANY

                            PARTICIPATION AGREEMENT

                                     Among

                  TRANSAMERICA VARIABLE INSURANCE FUND, INC.

                TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                                      and

                          PFL LIFE INSURANCE COMPANY


         THIS AGREEMENT, effective of this 1st day of November 1999 by and among PFL LIFE INSURANCE COMPANY (hereinafter "Insurance Company"), an Iowa life insurance company, on its own behalf and on behalf of its SEPARATE ACCOUNT(S) (the "Account"); TRANSAMERICA VARIABLE INSURANCE FUND, INC., a corporation organized under the laws of Maryland (hereinafter the "Fund"); and TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, (hereinafter the "Adviser"), a California corporation.
         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"), as well as qualified pension and retirement plans; and
         WHEREAS, the beneficial interests in the Fund are divided into several series of shares, each designated a "Portfolio" and representing interests in a particular managed portfolio of securities and other assets; and
         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and
         WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 as amended, and
         WHEREAS, Insurance Company has registered the Account as a unit investment trust under the 1940 Act, and certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act, and said Account(s) are listed on Schedule A hereto, as it may be amended from time to time by mutual written agreement; and
         WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Insurance Company to set aside and invest assets attributable to the Contracts; and
         WHEREAS, to the extent permitted by applicable insurance laws and regulations, Insurance Company intends to purchase shares in the Portfolios listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios"), on behalf of the Account to fund the aforesaid Contracts, and the Fund intends to sell such shares to the Account at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, Insurance Company, the Fund and the Adviser agree as follows:


ARTICLE I.    Sale of Fund Shares
              -------------------

         1.1. The Fund agrees to sell to Insurance Company those shares of the Designated Portfolios which Insurance Company orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund, or its designee, of the order for the shares of the Designated Portfolios. For purposes of this Section 1.1, Insurance Company shall be the agent of the Fund for receipt of such orders and receipt by Insurance Company shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value.
         1.2. The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by Insurance Company on those days on which the Fund calculates its net asset value, and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if , in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
         1.3 The Fund agrees that shares of the Designated Portfolios will be sold only to Participating Insurance Companies and their separate accounts and to qualified pension and retirement plans. No shares of any Designated Portfolio will be sold to the general public.
         1.4. The Fund agrees to redeem for cash, on Insurance Companies request, any full or fractional shares of the Fund held by Insurance Companies, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act. For purposes of this Section 1.5, Insurance Companies shall be the agent of the Fund for receipt of requests for redemption and receipt by Insurance Company shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.
         1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and to qualified pension and retirement plans and the cash value of the Contracts may be invested in other investment companies.
         1.6. Insurance Company shall pay for Fund shares by 12:00 noon New York Time the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. Upon receipt by the Fund of the

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federal funds so wired, such funds shall cease to be the responsibility of
Insurance Company and shall become the responsibility of the Fund.
         1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 3:00 p.m. New York time the next Business Day after a redemption order is received, subject to Section 1.5 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.
         1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to Insurance Company or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.
         1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to Insurance Company of any income, dividends, or capital gain distributions payable on the Designated Portfolios' shares. Insurance Company hereby elects to receive all such income dividends and capital gain distributions in additional shares of that Portfolio. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify Insurance Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.
         1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. If the Fund provides incorrect per share net asset value information, Insurance Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported immediately upon discovery to Insurance Company. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.
         In the event adjustments are required to correct any error in the computation of a Designated Portfolio's net asset value per share, or dividend or capital gain distribution, the Fund shall notify Insurance Company as soon as possible after discovering the need for such adjustments. Notification can be made orally, but must be confirmed in writing. If an adjustment is necessary to correct an error which caused Contract owners to receive less than the amount to which they are entitled, the Fund shall make all necessary adjustments to the number of shares owned by the Account and distribute to the Account the amount of the underpayment. In no event shall Insurance Company be liable to the Fund for any such adjustments or overpayment amounts.

ARTICLE II.  Representations and Warranties
             ------------------------------

         2.1. Insurance Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws. Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset

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account under insurance law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
         2.2. The Fund and Adviser represent and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.
         2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act or impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.
         2.4. The Fund and Adviser represent and warrant that the Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and shall comply in all material respects with the 1940 Act.
         2.5 The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the fund in compliance with all applicable state and federal securities laws.
         2.6. The Fund and Adviser each represent and warrant that all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
         2.7. The Fund will provide Insurance Company with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolios (including, but not limited to, any material change in its registration statement or prospectus affecting the Designated Portfolios and any proxy solicitation affecting the Designated Portfolios) and consult with Insurance Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectuses for the Contracts.
         2.8. Insurance Company represents and warrants, that, if the Fund complies with Sections 2.9 and 2.10 of this Agreement, the Contracts are currently treated as annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, and that it shall make every effort necessary to maintain such treatment and that it will notify the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.9. The Fund and the Adviser represent and warrant that: (a) each Designated Portfolio currently has elected to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code ("Code"); (b) the Fund and Adviser shall make every effort necessary that each Portfolio shall maintain such qualification (under Subchapter M or any successor or similar provision);
(c) the fund or the Adviser will notify Insurance Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future; and (d) the Fund and the Adviser will seek to minimize any damages and to rectify any Portfolio's failure to so qualify promptly. The Fund and the Adviser acknowledge that any failure by a Portfolio to qualify as a regulated investment company will eliminate the ability of the Account to avail itself of the "look through" provisions of
Section 817(h) of the Code and that, as a result, the Contracts will almost certainly fail to qualify as life insurance contracts under Section 817(h) of the Code.
         2.10. The Fund and the Adviser further represent and warrant that the assets of each Designated Portfolio will at all times be invested in such a manner to assure that the Contracts will be treated as life insurance contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Adviser represent that the each Designated Portfolio will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817.5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Section 2.10, the Fund and the Adviser warrant that they will take all reasonable steps: (a) to immediately notify the Insurance Company of such breach; and (b) to adequately diversify the Fund's assets so as to achieve compliance within the grace period afforded by Regulation 1.817-5.
         2.11. The Fund and Underwriter acknowledge that full compliance with the requirements referred to in Sections 2.9 and 2.10 hereof is absolutely essential because any failure to meet those requirements would result in the Contracts not being treated as annuity contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Insurance Company corporate tax liability.

ARTICLE III.   Prospectuses, Reports, Proxy Statements and Voting
               --------------------------------------------------

         3.1. The Fund or Adviser, at their expense, shall provide Insurance Company or its designee with current a prospectus, Statement of Additional Information, and supplements thereto, and annual and semi-annual reports for the Designated Portfolios in final "camera ready" copy form or on a diskette or such other form as is required by a financial printer. The Fund and Adviser agrees that the prospectuses, and supplements thereto, and the annual and semi-annual reports for the Designated Portfolios will describe only the Designated Portfolios and will not describe other Portfolios of the Fund. The Statement of Additional Information may include information on other Portfolios of the Fund. It is anticipated that the prospectuses and annual

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and semi-annual reports for the Contracts (if applicable), for the Designated
Portfolio(s) and for other portfolios available under the Contracts will be printed together in one booklet. The Fund or Adviser shall pay a portion of the printing expenses for prospectus and fund reports booklets distributed to current Contract Owners. Such portion shall be the percentage, which is the number of pages of the Fund prospectus or report as compared to the total number of pages of the booklet. The Fund shall not pay any expenses for printing or distribution of prospectuses or fund reports to prospective Contract Owners.
         3.2. It is understood and agreed that, except with respect to information regarding Insurance Company provided in writing by Insurance Company, Insurance Company shall not be responsible for the content of the prospectus, SAI or annual and semi-annual reports for the Designated Portfolios. It is also understood and agreed that, except with respect to information regarding the Fund and provided in writing by the Fund, the Fund shall not be responsible for the content of the prospectus or SAI for the Contracts.
         3.3. The Fund or Adviser at their expense shall provide Insurance Company with as many copies of its Fund proxy material as Insurance Company shall reasonably require for distributing to Contract owners.

         3.4. If and to the extent required by law, Insurance Company shall, at its expense:
              (i)   solicit voting instructions from Contract owners;
              (ii) vote the Designated Portfolio shares in accordance with instructions received from Contract owners: and
              (iii) vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated Portfolio shares for which instructions have been received from Contract owners in the same Account.
              So long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Insurance Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

ARTICLE IV.   Sales Material and Information
              ------------------------------

         4.1. Insurance Company shall furnish, or shall cause to be furnished, to the Fund, or its designee, each prospectus, Statement of Additional Information and each piece of sales literature and other promotional material that Insurance Company develops or uses and in which the Fund (or a Portfolio thereof), its investment adviser or one of its sub-advisers is named in connection with the Contracts, at least 10 (ten) Business Days prior to its use. No such material shall be used if the Fund, or its designee, objects to such use within 10 (ten) Business Days after receipt of such material.
         4.2. Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts inconsistent with the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

         4.3. The Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of sales literature and other promotional material developed by the Fund or its designee in which Insurance Company and/or the Account is named at least 10 (ten) Business Days prior to its use. No such material shall be used if Insurance Company objects to such use within 10 (ten) Business Days after receipt of such material. Notwithstanding the fact that Insurance Company or its designee may not initially object to a piece of sales literature or other promotional material, Insurance Company reserves the right to object at a later date to the continued use of any such sales literature or promotional material in which Insurance Company is named, and no such material shall be used thereafter if Insurance Company or its designee so objects.
         4.4. The Fund and Adviser shall not give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional material approved by Insurance Company or its designee, except with the permission of Insurance Company.
         4.5. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, supplements thereto, shareholder reports, and proxy materials.
         4.6. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.


ARTICLE V.  Fees and Expenses
            -----------------

         5.1. The Fund shall pay no fee or other compensation to Insurance Company under this Agreement, except that if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 of the 1940 Act to finance distribution and shareholder servicing expenses, then the Fund's underwriter may make payments to Insurance Company or to the distributor of the Contracts if and in amounts agreed to by the Fund's underwriter in writing and such payments will be made out of existing fees otherwise payable to the Fund's underwriter, past profits of the underwriter or other resources available to the underwriter. No such payments shall be made directly by the Fund. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arrange for appropriate compensation for, other services relating to the Fund and/or the Account. Insurance Company shall pay no fee or other compensation to the Fund under this Agreement, although the parties hereto will bear certain expenses.
         5.2. All expenses incident to performance by the Fund or the Adviser under this Agreement shall be paid by the Fund or Adviser. The Fund shall see to it that all shares of the Designated Portfolios are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, supplements thereto and its proxy materials and reports. The Fund or Adviser will bear the expenses of fulfilling their obligations under (S). 3.1.
         5.3. Insurance Company shall bear the expenses of routine annual distribution of the Fund's prospectus to owners of Contracts issued by Insurance Company and of distributing the Fund's proxy materials and reports to such Contract owners; Insurance Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contract prospectus and SAI; and the cost of preparing, printing and distributing annual individual account statement to Contract owners as required by state insurance laws.
         5.4. The Fund acknowledges that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolios ("Unaffiliated Funds"), and to transfer the Contract's cash value between funds and portfolios. The Fund and Underwriter agree to cooperate with Insurance Company in facilitating the operation of the Account and the Contracts as intended, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

ARTICLE VI.   Potential Conflicts and Compliance With
              Shared Funding Exemptive Order
              --------------------------------------

         6.1 In the event that Fund determines that it is appropriate for the Fund to seek an order from the SEC granting insurance companies and their separate accounts exemptions which purchase Fund shares from the provisions of Sections 9(a), 13(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Funding Exemptive"), this article shall apply.
         6.2. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a participating insurance company to disregard the voting instructions of contract owners. The Board shall promptly inform Insurance Company if it determines that an irreconcilable material conflict exists and the implications thereof.
         6.3. Insurance Company will report any potential or existing conflicts of which it is aware to the Board. Insurance Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Insurance Company to inform the Board whenever contract owner voting instructions are disregarded. Such responsibilities shall be carried out by Insurance Company with a view only to the interests of its Contract Owners.
         6.4. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, its adviser or any sub-adviser to any of the Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, Insurance Company and other participating insurance companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract
                   ---
owners, or variable contract owners of one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. Insurance Company shall not be required by this Section 6.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.
         6.5. If a material irreconcilable conflict arises because of a decision by Insurance Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Fund.
         6.6. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurance Company conflicts with the majority of other state regulators, then Insurance Company will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs Insurance Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and the Fund shall continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Fund.
         6.7. For purposes of Sections 6.4 through 6.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.
         6.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 6.2, 6.3, 6.4, 6.5 and 6.6 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VII.      Indemnification
                  ---------------

         7.1.     Indemnification By Insurance Company
                  ------------------------------------
                  8.1(a). Insurance Company agrees to indemnify and hold harmless the Fund and the Adviser and their officers, directors, employees, and agents and each person who controls the Fund within meaning of ss. 15 of the 1933 Act. (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
         (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall
                              --------
              not apply
              as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Insurance Company by or on behalf of the Underwriter or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
       (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the
              Fund not supplied by Insurance Company or persons under its control) or wrongful conduct of Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or
       (iii)  arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement,
              prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of Insurance Company; or
       (iv) arise as a result of any failure by Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or
       (v) arise out of or result from any material breach of any representation and/or warranty made by Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by Insurance Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.
           7.1(b). Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject if caused by such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
           7.1(c). Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurance Company of any such claim shall not relieve Insurance Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Insurance Company shall be entitled to participate, at its own expense, in the defense of such action. Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Insurance Company to such party of Insurance Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Insurance Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
           7.1(d). The Indemnified Parties will promptly notify Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
     7.2.  Indemnification by the Adviser
           ------------------------------
           7.2(a). The Adviser agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not
                          --------
              apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of Insurance Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or
     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to Insurance Company by or on behalf of the Adviser or Fund; or
     (iv) arise as a result of any failure by the Fund or Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified ss. 2.9 and 2.10 in of this Agreement); or
     (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or Adviser; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.
           7.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
           7.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
           7.2(d). Insurance Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.


ARTICLE VIII.  Applicable Law
               --------------

     8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California, without regard to that state's principles of conflicts of law, except that any terms shall be defined and interpreted in accordance with, and the Agreement subject to, the federal securities laws.
     8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE IX.       Termination
                  -----------

         9.1.  This Agreement shall terminate:
                  (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon one (1) year advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than one year following the date of this Agreement; or
                  (b) at the option of Insurance Company by written notice to the other parties with respect to any Portfolio based upon Insurance Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or
                  (c) at the option of Insurance Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Insurance Company; or
                  (d) at the option of the Fund in the event that formal administrative proceedings are instituted against Insurance Company by the National Association of Securities Dealers, Inc. ("NASD"), the Securities and Exchange Commission, the Insurance Commissioner or like official of any state or any other regulatory body regarding Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Insurance Company to perform its obligations under this Agreement; or
                  (e) at the option of Insurance Company in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body, provided, however, that Insurance Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or
                  (f) at the option of Insurance Company by written notice to the Fund and the Adviser with respect to any Portfolio if Insurance Company reasonably believes that the Portfolio may fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Section 2.9 and
                  2.10 of this Agreement; or

                  (g) at the option of either the Fund or the Adviser, if (i) the Fund or Adviser, respectively, shall determine, in their sole judgement reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on
                  Insurance Company's ability to perform its obligations under this Agreement, (ii) the Fund or Adviser notifies Insurance Company of that determination and its intent to terminate this Agreement, and (iii) after considering the actions
                                  ---
                  taken by Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Fund or Adviser shall continue on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of
                  termination; or
                  (h) at the option of Insurance Company, if (i) Insurance Company shall determine, in its sole judgement reasonably exercised in good faith, that either the Fund or the Adviser have suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's or Adviser's ability to perform its obligations under this Agreement,
                  (ii) Insurance Company notifies the Fund or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the
                                            ---
                  actions taken by the Fund or Adviser and any other changes in circumstances since the giving of such a notice, the determination of Insurance Company shall continue on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of
                  termination; or
                  (i) at the option of any party to this Agreement, upon
                  another party's material breach of any provision of this Agreement; or
                  (j) upon assignment of this Agreement, unless made with the written consent of the parties hereto, except that the
                  Adviser may assign this Agreement, or any of its rights or obligations hereunder, to any affiliate of, or company under common control with, the Adviser (but in such event the Adviser shall continue to be liable for any indemnification due to Insurance Company and the assignee shall also be liable), if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement; or
                  (k) at the option of Insurance Company or the Fund by
                  written notice to the other party upon a determination by
                  the Fund's Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts investing in the Fund or (ii) the interests of the Participating Insurance Companies; or
                  (l) at the option of Insurance Company by written notice to the Fund or the Adviser upon the sale, acquisition or change of control of the Adviser.
         9.2.     Notice Requirement.  No termination of this Agreement shall be
                  ------------------
effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination.
         9.3.     Effect of Termination. Notwithstanding any termination of this
                  ---------------------
Agreement, the

Fund and the Adviser shall, at the option of Insurance Company, continue to make available additional shares of the Fund for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") pursuant to the terms and conditions of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.3 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement.
         9.4. Surviving Provisions. Notwithstanding any termination of this
              --------------------
Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.


ARTICLE X.  Notices
            -------

         Any notice shall be sufficiently given when sent by registered or certified mail or by overnight mail sent through a nationally-recognized delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Insurance Company:
         PFL Life Insurance Company
         4333 Edgewood Road N.E.
         Cedar Rapids, Iowa  52406

         Attention:  General Counsel, Financial Markets Division

If to the Fund:
         Transamerica Variable Insurance Fund, Inc.
         1150 South Olive Street
         Los Angeles, CA  90015

         Attention: Secretary

If to the Adviser:
         Transamerica Occidental Life Insurance Company
         1150 South Olive Street
         Los Angeles, CA  90015

         Attention:  General Counsel

ARTICLE XI.  Miscellaneous
             -------------

         10.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party reasonably considers to be proprietary.
         10.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
         10.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
         10.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
         10.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
         10.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
         10.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.
         10.8. The Schedules attached hereto, as modified from time to time, are incorporated herein by reference and are part of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                      PFL LIFE INSURANCE COMPANY:

                      By its authorized officer


                      By:      /s/ William L. Busler
                             -------------------------------
                      Title:   President
                             -------------------------------

                      TRANSAMERICA VARIABLE INSURANCE FUND, INC.:

                      By its authorized officer,

                      By:      /s/  Regina M. Fink
                             -------------------------------
                      Title:   Secretary
                             -------------------------------


                      TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY:

                      By its authorized officer,

                      By:       /s/  David Goldstein
                             -------------------------------
                      Title:    Vice President &
                             -------------------------------
                                Deputy General Counsel

                                                           Effective May 1, 2000

                               AMENDED SCHEDULE A
                               ------------------



Extra Variable Annuity
Endeavor Variable Annuity
Endeavor ML Variable Annuity
Endeavor Platinum Variable Annuity
AUSA Endeavor Variable Annuity
Access Variable Annuity
Retirement Income Builder II Variable Annuity
Legacy Builder Plus

                                   SCHEDULE B
                                   ----------


Designated Portfolios
---------------------

Growth Portfolio of Transamerica Variable Insurance Fund, Inc.

                                     NOTICE
                                     ------
                                 With regard to
                                November 1, 1999
                         Participation Agreement between
                      Transamerica Variable Insurance Fund
                 Transamerica Occidental Life Insurance Company
                                       and
                           PFL Life Insurance Company

Effective January 1, 2000, and pursuant to (SS) 8.1 and (SS) 9.1(j) of this Agreement, Transamerica Investment Management, LLC, replaced Transamerica Occidental Life Insurance Company as Adviser.



/s/Regina M. Fink
-----------------------------------------------------------------------
Regina M. Fink
Assistant General Counsel, Transamerica Occidental Life Insurance Company Counsel to Transamerica Investment Management, LLC
Secretary, Transamerica Variable Insurance Fund, Inc.